EXECUTION COPY

10,582,011 Convertible Preferred Shares

Warrants to Purchase 1,322,486 Shares

164,418 Common Shares

NEOSTEM, INC.

PLACEMENT AGENCY AGREEMENT

November 16, 2010

COWEN AND COMPANY, LLC
As Representative of the several Placement Agents
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

NeoStem, Inc., a Delaware corporation (the “Company”), proposes to sell to certain purchasers (each a “Purchaser” and collectively, the “Purchasers”), pursuant to the terms of this Agreement and that certain securities purchase agreement in the form of Exhibit I attached hereto (the “Subscription Agreement”), (i) an aggregate of 10,582,011 shares of convertible preferred stock, $0.01 par value (the “Preferred Stock”), of the Company, (ii) an aggregate of 164,418 shares of common stock, $0.001 par value (the “Common Stock”), of the Company (the “Stock”) and (iii) warrants to purchase an aggregate of 1,322,486 shares of Common Stock (the “Warrants”) in the form attached hereto as Exhibit H. The shares of Common Stock underlying the Preferred Stock are hereinafter referred to as the “Conversion Shares” and the shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares”.  The Company hereby confirms that Cowen and Company, LLC (“Cowen”) and LifeTech Capital, a division of Aurora Capital, LLC (“LifeTech” and together with Cowen, the “Placement Agents”) acted as Placement Agents in the sale of the Preferred Stock, Stock and Warrants in accordance with the terms and conditions of this Placement Agent Agreement (this “Agreement”) and the Subscription Agreement.  Cowen is acting as representative of the several Placement Agents and in such capacity is hereinafter referred to as the “Representative.”

1.           AGREEMENT TO ACT AS PLACEMENT AGENTS; PLACEMENT OF SECURITIES.   On the basis of the representations, warranties and agreements of the Company contained herein, and subject to all the terms and conditions of this Agreement:

(a)           The Company hereby acknowledges that the Placement Agents acted as its agents to solicit offers for the purchase of all or part of the Preferred Stock, Stock and Warrants from the Company in connection with the proposed offering of the Preferred Stock, Stock and Warrants (the “Offering”).  Until the Closing Date (as defined hereof), the Company shall not, without the prior written consent of the Representative, solicit or accept offers to purchase the Preferred Stock, Stock and Warrants otherwise than through the Placement Agents.

(b)           The Company hereby acknowledges that the Placement Agents, as agents of the Company, used its reasonable best efforts to solicit offers to purchase the Preferred Stock, Stock and Warrants from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below).  The Placement Agents shall use reasonable best efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase the Preferred Stock, Stock and Warrants was solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason.  Under no circumstances will the Placement Agents be obligated to underwrite or purchase any Preferred Stock, Stock and Warrants for its own account and, in soliciting purchases of Preferred Stock, Stock and Warrants, the Placement Agents acted solely as the Company's agents and not as principals.  Notwithstanding the foregoing and except as otherwise provided in this Section 2(b), it is understood and agreed that the Placement Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase the Preferred Stock, Stock and Warrants as principals.

(c)           Offers for the purchase of Preferred Stock, Stock and Warrants were solicited by the Placement Agents as agents for the Company at such times and in such amounts as the Placement Agents deemed advisable.  The Placement Agents communicated to the Company, orally or in writing, each reasonable offer to purchase Preferred Stock, Stock and Warrants received by them as agents of the Company.  The Company shall have the sole right to accept offers to purchase the Preferred Stock, Stock and Warrants and may reject any such offer, in whole or in part.  The Placement Agents have the right, in their discretion, without notice to the Company, to reject any offer to purchase Preferred Stock, Stock and Warrants received by them, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

(d)           The Preferred Stock, Stock and Warrants are being sold to the Purchasers at a price of $0.945 per unit.  The purchases of the Preferred Stock, Stock and Warrants by the Purchasers shall be evidenced by the execution of the Subscription Agreement by each of the Purchasers and the Company.

(e)           As compensation for services rendered, on the Closing Date, the Company shall pay or cause to be paid to the Representative on behalf of the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Representative, an aggregate amount equal to seven and one-half percent (7.5%) of the gross proceeds of the Offering.

(f)           No Preferred Stock, Stock and Warrants which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Preferred Stock, Stock and Warrants shall have been delivered to the Purchaser thereof against payment by such Purchaser.  If the Company shall default in its obligations to deliver Preferred Stock, Stock and Warrants to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth herein.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Placement Agents, as of the date hereof and as of the Closing Date (as defined below), and agrees with the several Placement Agents, that:

(a)          A registration statement of the Company on Form S-3 (File No. 333-166169) (including all pre-effective amendments thereto and all post-effective amendments thereto filed before execution of this Agreement, the “Initial Registration Statement”) in respect of the Preferred Stock, Stock and Warrants has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore made available to you, and, excluding exhibits thereto, to you for each of the other Placement Agents, have been declared effective by the Commission.  The proposed offering of the Preferred Stock, Stock and Warrants may be made pursuant to General Instruction I.B.1. of Form S-3. Other than (i) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”) and (ii) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (iii) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Preferred Stock, Stock and Warrants has heretofore been filed with the Commission.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, in each case including all exhibits thereto and including (i) the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rules 430A, 430B and 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective and (ii) the documents incorporated by reference in the Rule 462(b) Registration Statement at the time the Rule 462(b) Registration Statement became effective, are hereinafter collectively called the “Registration Statements.” The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof (the “Base Prospectus”), as supplemented by the final prospectus supplement relating to the offer and sale of the Preferred Stock, Stock and Warrants, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to any Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment to the Registration Statements shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statements.

(b)          As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule II hereto, if any, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) any bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations that has been made available without restriction to any person), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information as defined in Section 17. As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 9:00 a.m., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Preferred Stock, Stock and Warrants in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)          No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Preferred Stock, Stock and Warrants has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company's Knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information as defined in Section 17.

(d)          At the respective times the Registration Statements and any amendments thereto became or become effective, at the date of this Agreement and at the Closing Date, each Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statements or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).

(e)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Preferred Stock, Stock and Warrants or until any earlier date that the Company notified or notifies the Representative as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading.

(f)          The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)          The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Preferred Stock, Stock and Warrants other than any Preliminary Prospectus, the General Disclosure Package, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)          At the time of filing the Initial Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(i)          The Company and each of its subsidiaries (as defined in Section 15), including the PRC Entities (as defined below), have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization.  The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i)  have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).  The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities:  NeoStem (China), Inc., China Biopharmaceutical Holdings, Inc., Stem Cell Technologies, Inc., NeoStem Therapies, Inc., Qingdao Niao Bio-Technology Ltd., Beijing Ruijieao Bio-Technology Ltd. and Suzhou Erye Pharmaceuticals Ltd.

(j)          This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company.

(k)          The Preferred Stock to be issued and sold by the Company to the Purchasers has been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Subscription Agreement, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.  The Stock to be issued and sold by the Company to the Purchasers has been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Subscription Agreement, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. The Warrants have been duly authorized, and when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally. The Conversion Shares have been duly authorized and reserved for issuance pursuant to the terms of the Preferred Stock, and when issued by the Company upon valid conversion of the Preferred Stock and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus  The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

(l)          The Company has an authorized capitalization as set forth under the heading “Description of Capital Stock” in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. As of the date of this Agreement, there were 57,613,794 shares of Common Stock issued and outstanding and 10,000 shares of preferred stock of the Company issued and outstanding and 30,940,242 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(m)          All the outstanding shares of capital stock (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(n)          The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Preferred Stock, Stock and Warrants by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except in the cases of clauses (i) and (iii), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company of any of its subsidiaries.

(o)          Except for the registration of the Preferred Stock, Stock and Warrants under the Securities Act, Exchange Act and applicable state securities laws, the Financial Industry Regulatory Authority (“FINRA”) and the NYSE Amex in connection with the purchase and distribution of the Preferred Stock, Stock and Warrants by the Purchasers and the listing of the Stock, Conversion Shares and Warrant Shares on the NYSE Amex, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or non-governmental agency or body, foreign or domestic having jurisdiction over the Company or any of its properties or assets which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Preferred Stock, Stock and Warrants or the consummation of the transactions contemplated hereby. All corporate approvals (including those of stockholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(p)          Each of (i) Holtz Rubenstein Reminick LLP, who have audited certain financial statements included or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus, (ii) Deloitte & Touche LLP, and (iii) EisnerAmper LLP, who have audited certain financial statements included or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the entity to which such accounting firm has provided an audit within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(q)          The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply as to form in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, included or incorporated by reference in the Registration Statements, the General Disclosure Package or the Prospectus.  The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  The summary and selected financial data included or incorporated by reference in the General Disclosure Package, the Prospectus and each Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information. All information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulations S-K, to the extent applicable.

(r)          Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(s)          Except as forth in the General Disclosure Package, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or comparable federal, state, local or foreign governmental bodies, including but not limited to the State Food and Drug Administration of China (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge (“Knowledge”), no such proceedings are threatened or contemplated by governmental authorities or threatened by others.  The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect.  All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(t)          Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (t), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(u)          The Company possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”), except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect. The Company is in compliance with all such Governmental Permits and all such Governmental Permits are valid and in full force and effect, except, in either case, where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and to the Knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto ) of any such Governmental Permit. The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the General Disclosure Package and Prospectus are accurate in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials which termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.

(v)          Neither the Company nor any of its subsidiaries is, and after giving effect to the offering of the Preferred Stock, Stock and Warrants and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w)          Neither the Company nor, to the Company's Knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(x)           The Company and its subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses,  trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trade marks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, "Intellectual Property Assets") necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the  Prospectus.  The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and, except as set forth in the General Disclosure Package and the Prospectus, have not received written notice of any challenge, which is to their Knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries.  To the Knowledge of the Company, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person.  All licenses for the use of the Intellectual Property Rights described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license that has not been resolved, and to the Knowledge of the Company there has been no unresolved breach or anticipated breach by any other person to any Intellectual Property license, except where such breach, singularly or in the aggregate, would not have a Material Adverse Effect.  Except as described in the General Disclosure Package, to the Knowledge of the Company there are no unresolved claims against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person, except to the extent that any such claim does not have a Material Adverse Effect.  The Company has taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company's right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.  The Company has taken the necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All key employees have signed confidentiality and invention assignment agreements with the Company.

(y)          The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(z)          There is (A) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Knowledge of the Company, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Knowledge of the Company, threatened against it and (B) no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s Knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(aa)          No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(bb)          The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where such non-compliance with Environmental Laws would not, individually or in the aggregate, result in a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s Knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except where such non-compliance with such laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.  In the ordinary course of business, the Company and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect.

(cc)          The Company and its subsidiaries (other than the PRC Entities) each (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its Knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (cc), that would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries have not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2009 the Company and its subsidiaries have not incurred any liability for taxes other than in the ordinary course.

(dd)          The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.  Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  All policies of insurance owned by the Company or any of its subsidiaries are, to the Company’s Knowledge, in full force and effect and the Company and its subsidiaries are in compliance with the terms of such policies.  Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.  None of the Company or any of its subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the General Disclosure Package.

(ee)          The Company and, except as set forth in the General Disclosure Package and the Prospectus, each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s internal control over financial reporting is, or upon consummation of the offering of the Preferred Stock, Stock and Warrants will be, overseen by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) in accordance with the Exchange Act Rules.

(ff)          [Intentionally Omitted.]

(gg)        The Company and each of its subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries in all material respects.

(hh)        The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15 of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within those entities, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ii)          The minute books of the Company have been made available to the Placement Agents and counsel for the Placement Agents, and such books (i) contain or will contain as of the Closing Date a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), since January 1, 2007 through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(jj)          There is no franchise agreement, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statements or a document incorporated by reference therein which is not so described or filed therein as required; and all descriptions of any such franchise agreements, leases, contracts, or other agreements or documents contained in the General Disclosure Package and in the Prospectus or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such franchise agreement, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice of and the Company does not have Knowledge of any such pending or threatened suspension or termination except for such suspensions or terminations or pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(kk)         No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(ll)          Except as set forth in the General Disclosure Package and the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  There are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act, except where the failure to so register would not be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(mm)      Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Preferred Stock, Stock and Warrants will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Preferred Stock, Stock or Warrants to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(nn)        Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Preferred Stock, Stock and Warrants or any transaction contemplated by this Agreement, the Registration Statements, the General Disclosure Package or the Prospectus.

(oo)        All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee thereof) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with GAAP.

(pp)        Except as described in the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from  the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq)         Since the date as of which information is given in the General Disclosure Package and the Prospectus through the date hereof, and except as set forth in the Pricing Prospectus, neither the Company nor any of its subsidiaries has (i) issued or granted any securities other than options to purchase common stock pursuant to the Company’s stock option plan or securities issued upon exercise of stock options in the ordinary course of business, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(rr)          If applicable, all of the information provided to the Placement Agents or to counsel for the Placement Agents by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 is true, correct and complete in all material respects.

(ss)         The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1966, and the Company is not likely to become a PFIC.

(tt)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)        The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the NYSE Amex (the “Exchange”), and except as described in the General Disclosure Package, the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or listing. The Company has filed a notification of the listing of the Stock, Conversion Shares and Warrant Shares on the NYSE Amex.

(vv)        Except as disclosed in the Registration Statements, the General Disclosure Package and the Prospectus, the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect.

(ww)       The Company is in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of the Exchange that are in effect.

(xx)          Neither the Company nor any of its subsidiaries nor, to the  Company’s Knowledge, any employee or agent of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(yy)        There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(zz)          There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its subsidiaries or any of their respective family members, except as disclosed in the Registration Statements, the General Disclosure Package and the Prospectus.  All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(aaa)       The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived.

(bbb)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the Company’s Knowledge, threatened.

(ccc)       Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd)      Neither the Company nor, to the Company’s Knowledge, any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(eee)       The Company conducts a substantial portion of its operations and generates substantially all of its revenue through (i) NeoStem (China), Inc., a wholly foreign-owned enterprise formed under the laws of the People’s Republic of China (the “PRC”) (“NeoStem China”), (ii) Qingdao Niao Bio-Technology Ltd., a company formed under the laws of the PRC (“Qingdao”), (iii) Beijing Ruijieao Bio-Technology Ltd., a company formed under the laws of the PRC (“Beijing” and together with Qingdao, the “PRC VIEs”), and (iv) Suzhou Erye Pharmaceuticals Ltd., a joint venture formed under the laws of the PRC (the “JV”). The NeoStem China, the PRC VIEs and the JV are collectively referred to hereinafter as the “PRC Entities.”

(fff)         Each PRC Entity has applied for and obtained all requisite business licenses, clearance and permits required under PRC law as necessary for the conduct of its businesses in all material respects, and each PRC Entity has complied in all material respects with all PRC Laws in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant authorities, and all such permits are validly subsisting. Except as set forth on Schedule 2(fff), the registered capital of each PRC Entity has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance in all material respects with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Entity. The Establishment Documents of the PRC Entities have been duly approved in accordance with the laws of the PRC and are valid and enforceable. The business scope specified in the Establishment Documents of each PRC Entity complies in all material respects with the requirements of all relevant PRC laws and regulations. The outstanding equity interests of each PRC Entity is owned by the respective entities or individuals identified as the registered holders thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(ggg)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no consents, approvals, authorizations, orders, registrations, clearances, certificates, franchises, licenses, permits or qualifications of or with any PRC governmental agency are required for the Company’s or its affiliates’ or subsidiaries’ contractual arrangements and agreements with the PRC VIEs and their registered equity holders (the “VIE Structure”) or the execution, delivery and performance of such contractual arrangements and agreements (the “VIE Structuring Documents”) except where the failure to obtain such consents, approvals, authorizations, orders, registrations, clearances, certificates, franchises, licenses, permits or qualifications would not, singularly or in the aggregate, have a Material Adverse Effect.  None of the VIE Structuring Documents has been revoked and no such revocation is pending or, to the Company’s Knowledge, threatened. Except as set forth in the General Disclosure Package and the Prospectus, each of the VIE Structuring Documents has been entered into prior to the date thereof in compliance in all material respects with all applicable laws and regulations and constitutes a valid and legally binding agreement, enforceable in accordance with its terms.

(hhh)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the VIE Structure and the execution, delivery and performance of the VIE Structuring Documents and the consummation of the transactions contemplated thereby did not and do not (i) conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any PRC Entity is a party or by which any PRC Entity is bound or by which any of the properties or assets of any PRC Entity is subject, (ii) violate or conflict with the Establishment Documents of any PRC Entity, or (iii) violate or conflict with any applicable laws, regulations, rules, orders, decrees, guidelines, notices or other legislation of the PRC, except, in the case of clauses (i) and (iii) of this paragraph (hhh), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(iii)         Except as set forth in the General Disclosure Package and the Prospectus, the VIE Structure complies, and immediately following the consummation of the offering and sale of the Preferred Stock, Stock and Warrants will comply, in all material respects with all applicable laws, regulations, rules, orders, decrees, guidelines, notices or other legislation of the PRC; the VIE Structure has not been challenged by any PRC governmental agency and there are no legal, arbitration, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before or, to the Company’s knowledge, threatened or contemplated by any PRC governmental agency in respect of the VIE Structure; and the Company reasonably believes that after the consummation of the offering and sale of the Preferred Stock, Stock and Warrants, the VIE Structure will not be challenged by any PRC governmental agency.

(jjj)         The Company possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the PRC VIEs.

(kkk)      Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no PRC Entity is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s subsidiary that holds the outstanding equity interest of such PRC Entity), and no PRC VIE is currently prohibited, directly or indirectly, from paying any of its obligations set forth in the VIE Structuring Documents. No PRC Entity is prohibited, directly or indirectly, from making any other distribution on such PRC Entity’s equity capital, from repaying to the Company any loans or advances to such PRC Entity from the Company or any of the Company’s subsidiaries.

(lll)         None of the PRC Entities nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(mmm)   In connection with the offering contemplated by this Agreement, it is not necessary that this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(nnn)     No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC by or on behalf of the Placement Agents to any PRC taxing authority in connection with (i) the issuance, sale and delivery of the Preferred Stock, Stock and Warrants by the Company and the delivery of the Preferred Stock, Stock and Warrants to or for the account of the Placement Agents, (ii) the purchase from the Company and the initial sale and delivery by the Placement Agents of the Preferred Stock, Stock and Warrants to purchasers thereof, or (iii) the execution and delivery of this Agreement.

(ooo)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has taken all steps reasonably necessary to comply with any applicable rules and regulations of the PRC State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”).

(ppp)     The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the PRC Ministry of Commerce, the PRC State Assets Supervision and Administration Commission, the PRC State Administration of Taxation, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the PRC State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(qqq)     The issuance and sale of the Preferred Stock, Stock and Warrants, the listing and trading of the Stock, Conversion Shares  and Warrant Shares on NYSE Amex and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus are not and will not be, as of the date hereof and on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).
(rrr)        The Company has taken all necessary steps to ensure compliance by each of its stockholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each stockholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(sss)      As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Preferred Stock, Stock and Warrants, the listing and trading of the Stock, Conversion Shares and Warrant Shares on the NYSE Amex, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(ttt)        Each of the PRC Entities is in compliance with all requirements under all applicable PRC laws and regulations to qualify in all material respects for their exemptions from enterprise income tax or other income tax benefits (the “Tax Benefits”) as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the actual operations and business activities of each such PRC Entity are sufficient to meet the qualifications for the Tax Benefits. No submissions made to any PRC government authority in connection with obtaining the Tax Benefits contained any misstatement or omission that would have affected the granting of the Tax Benefits. No PRC Entity has received notice of any deficiency in its respective applications for the Tax Benefits, and the Company is not aware of any reason why any such PRC Entity might not qualify for, or be in compliance with the requirements for, the Tax Benefits.

(uuu)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by any PRC Entity as described in the Registration Statement, the General Disclosure Package and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(vvv)     The Placement Agents will not be deemed to be resident, domiciled, carrying on business or subject to taxation in the PRC solely by reason of their execution, delivery, performance or enforcement of, or the consummation of any transaction contemplated by, this Agreement, the Registration Statement, the General Disclosure Package or the Final Prospectus.

  Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Placement Agents shall be deemed to be a representation and warranty by the Company to each Placement Agent as to the matters covered thereby.

3.               PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to deliver to the Purchasers (i) the Stock through the facilities of The Depository Trust Company, (ii) the Preferred Stock in physical, certificated form, and (iii) the Warrants in physical, certificated form, each issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment by the Purchasers of the aggregate purchase price therefor at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Placement Agent hereunder. The time and date of the delivery and closing shall be at 10:00 a.m., New York time, on November 19, 2010, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Preferred Stock, Stock and Warrants may be varied by agreement between the Company and the Representative.

4.               FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Placement Agents:

(a)          To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 p.m., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; prior to the expiration of the Prospectus Delivery Period (as defined below), to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statements, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; prior to the expiration of the Prospectus Delivery Period, to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Placement Agents with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Preferred Stock, Stock and Warrants (the “Prospectus Delivery Period”); prior to the expiration of the Prospectus Delivery Period, to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Preferred Stock, Stock and Warrants for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(b)          The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Placement Agent represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not, other than the Final Term Sheet (defined below), if any, prepared and filed pursuant to Section 4(c) hereof, make any offer relating to the Preferred Stock, Stock and Warrants that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in a Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Placement Agent that such Placement Agent otherwise would not have been required to file thereunder. The Company consents to the use by any Placement Agent of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations, and (b) contains only (i) information describing the preliminary terms of the Preferred Stock, Stock and Warrants or their offering and (ii) information that described the final terms of the Preferred Stock, Stock and Warrants or their offering and that is included in the Final Term Sheet, if any, contemplated in Section 4(c) below.

(c)          At the request of the Representative, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Preferred Stock, Stock and Warrants, in form and substance satisfactory to the Representative, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations prior to the close of business two (2) business days after the date hereof; provided that the Company shall provide the Representative with copies on any such Final Term Sheet within a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Placement Agent shall reasonably object.

(d)          If at any time prior to the expiration of nine (9) months after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, when a prospectus relating to the Preferred Stock, Stock and Warrants is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representative thereof and upon its request will prepare an appropriate amendment or supplement or upon its request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to any Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Placement Agent and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement. In case any Placement Agent is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Preferred Stock, Stock and Warrants nine (9) months or more after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, the Company upon the request of the Representative will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Placement Agent as many copies as such Placement Agent may reasonably request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)          If the General Disclosure Package is being used to solicit offers to buy the Preferred Stock, Stock and Warrants at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Placement Agents and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(f)          If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).

(g)          Upon request of the Representative, to furnish promptly to the Representative and to counsel for the Placement Agents a signed copy of each of the Registration Statements as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(h)          To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus after the date hereof (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (h) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such document); provided, however, that filing with the Commission on EDGAR (as defined below) of any document specified in clause (vii) of this paragraph (h) shall constitute delivery to the Representative.

(i)          To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(j)          To take promptly from time to time such actions as the Representative may reasonably request to qualify the Preferred Stock, Stock and Warrants for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Preferred Stock, Stock and Warrants in such jurisdictions; provided that the Company shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(k)          Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Placement Agents, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders generally, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Common Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Placement Agents.

(l)           That the Company will not, for a period of ninety (90) days from the date of this Agreement, (the “Lock-Up Period”) without the prior written consent of Cowen, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (1) the Company’s sale of the Preferred Stock, Stock and Warrants hereunder, (2) the issuance of Common Stock, options to acquire Common Stock or other equity awards pursuant to the Company’s employee benefit plans, qualified stock option plans, employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and as such plans may be amended in a separate proposal at the Company's special meeting of shareholders to be held to, inter alia, approve the issuance of shares to the equity holders of Progenitor Cell Therapy ("PCT"), (3) the issuance of Common Stock pursuant to the valid exercises, vesting or settlements of options, warrants or rights outstanding on the date hereof, (4) the issuance of Common Stock or securities convertible or exercisable into shares of Common Stock in connection with the Company's transaction with PCT, (5) the issuance of units consisting of Common Stock and warrants to purchase Common Stock pursuant to that certain Underwriting Agreement dated of even date herewith by and among the Company and the underwriters named therein (the “Concurrent Common Offering”), (6) the issuance of shares of Common Stock or securities convertible or exercisable into shares of Common Stock to consultants (including in connection with investor relations activities) or (7) the issuance of shares of Common Stock or securities convertible or exercisable into shares of Common Stock in connection with any acquisition, strategic partnership, joint venture or collaboration to which the Company is a party, or the acquisition or license of any products or technology by the Company, but shall not include any such transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided that the number of shares of Common Stock issued or underlying securities convertible or exercisable for Common Stock issued pursuant to clause (7) shall not exceed 3.7 million shares in the aggregate and provided further that, prior to the issuance of any such securities pursuant to clause (6) or (7), the Company shall cause the recipients of such securities to execute and deliver to the Representative letter agreements, each substantially in the form of Exhibit A hereto.  The Company will cause each person and entity listed in Exhibit B to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto. The Company also agrees that during such period, other than for the sale of the Preferred Stock, Stock and Warrants hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except (i) for the filing of a registration statement at anytime on Form S-8 relating to employee benefit plans and Form S-4 relating to the transaction with PCT and (ii) for the filing of a registration statement at anytime after the 30th day following the date of this Agreement on Form S-3 related to the resale of the Company's Common Stock on behalf of selling stockholders who have registration rights outstanding as of the date of this Agreement. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (l) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative with prior notice (in accordance with Section 14 herein) of any such announcement that gives rise to an extension of the Lock-Up Period, subject to the Representative’s agreement to hold such information in confidence prior to public disclosure of the same.

(m)          To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Preferred Stock, Stock and Warrants under the Securities Act or any of the Registration Statements, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(n)          Prior to the Closing Date, to furnish to the Representative, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statements and the Prospectus.

(o)          Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, which consent shall not be unreasonably delayed, withheld or conditioned, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(p)          Until Cowen shall have notified the Company of the completion of the distribution of the Preferred Stock, Stock and Warrants, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Preferred Stock, Stock and Warrants, or attempt to induce any person to purchase any Preferred Stock, Stock and Warrants; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Preferred Stock, Stock and Warrants.

(q)          To use its reasonable best efforts not to take any action prior the Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(d).

(r)          To at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time and to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 of the Rules and Regulations.

(s)          [Reserved.]

(t)          To apply the net proceeds from the sale of the Preferred Stock, Stock and Warrants as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Preferred Stock, Stock and Warrants hereunder to repay any outstanding debt owed to any affiliate of any Placement Agent.  The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(u)          To use its best efforts to list, subject to notice of issuance, and to maintain the listing of the Stock, Conversion Shares and Warrant Shares on the Exchange.

(v)          To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Preferred Stock, Stock and Warrants.

(w)          To reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and Warrant Shares.

(x)          Upon request of any Placement Agent, to furnish, or cause to be furnished, to such Placement Agent an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Placement Agent for the purpose of facilitating the on-line offering of the Preferred Stock, Stock and Warrants (the “License”); provided, however that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

5.               PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Preferred Stock, Stock and Warrants and any taxes payable in that connection; (b) the costs incident to the registration of the Preferred Stock, Stock and Warrants under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statements, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Placement Agents) incurred in connection with securing any required review by FINRA of the terms of the sale of the Preferred Stock, Stock and Warrants and any filings made with FINRA; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Placement Agents) of qualifying the Preferred Stock, Stock and Warrants under the securities laws of the several jurisdictions as provided in Section 4(j) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates and Warrants; (h) all fees and expenses of the registrar and transfer agent of the Preferred Stock, Stock and Warrants, if any; (i) the fees, disbursements and expenses of counsel to the Placement Agents; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Preferred Stock, Stock and Warrants, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show, and (k) all other costs and expenses incident to the offering of the Preferred Stock, Stock and Warrants or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that the Company shall not be liable for and shall not be obligated to pay any such fees, costs, expenses or disbursements to the Placement Agents for out-of-pocket expenses (including fees, costs, expenses or disbursements for the Placement Agents’ counsel) in excess of $50,000 in the aggregate; and provided further that, except to the extent otherwise provided in this Section 5 and in Section 9, the Placement Agents shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Preferred Stock, Stock and Warrants by them and the expenses of advertising any offering of the Preferred Stock, Stock and Warrants made by the Placement Agents.

6.               CONDITIONS OF PLACEMENT AGENTS’ OBLIGATIONS. The respective obligations of the several Placement Agents hereunder are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          The Registration Statements have become effective under the Securities Act, and no stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)          None of the Placement Agents shall have discovered and disclosed to the Company on or prior to the Closing Date that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)          All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Preferred Stock, the Stock, the Warrants, the Registration Statements, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)          Lowenstein Sandler PC shall have furnished to the Representative such counsel’s written opinion and negative assurance statement, as counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and set forth on Exhibit C hereto.

(e)          Jun He Law Offices LLC shall have furnished to the Representative such counsel’s written opinion and negative assurance statement, as PRC counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and set forth on Exhibit D hereto.

(f)          Fuerst Ittleman, PL shall have furnished to the Representative such counsel’s written opinion and negative assurance statement, as FDA counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and set forth on Exhibit E hereto.

(g)          Kenyon & Kenyon LLP shall have furnished to the Representative such counsel’s written opinion and negative assurance statement, as Intellectual Property counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and set forth on Exhibit F hereto.

(h)          Epstein Becker & Green, P.C. shall have furnished to the Representative such counsel’s written opinion and negative assurance statement, as special counsel to PCT, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and set forth on Exhibit G hereto.

(i)          The Representative shall have received from Goodwin Procter LLP, counsel for the Placement Agents, such counsel’s written opinion and negative assurance statement, dated the Closing Date, with respect to such matters as the Placement Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(j)          At the time of the execution of this Agreement, the Representative shall have received from each of (i) Holtz Rubenstein Reminick LLP, (ii) Deloitte & Touche LLP, and (iii) EisnerAmper LLP, a letter, addressed to the Placement Agents, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company or PCT, as applicable, within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus.

(k)          On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date, the Representative shall have received a letter (the “bring-down letter”) from each of (i) Holtz Rubenstein Reminick LLP, (ii) Deloitte & Touche LLP, and (iii) EisnerAmper LLP addressed to the Placement Agents and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (j) of this Section 6.

(l)          The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statements and each amendment thereto, at the Applicable Time, as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Initial Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements, the General Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its subsidiaries, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its subsidiaries, except as set forth in the General Disclosure Package or the Prospectus.

(m)          Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than stock option and warrant exercises and stock repurchases in the ordinary course of business) or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i) is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Preferred Stock, Stock and Warrants on the terms and in the manner contemplated in the General Disclosure Package.

(n)          No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Preferred Stock, Stock and Warrants or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Preferred Stock, Stock and Warrants or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(o)          The Concurrent Common Offering shall have been completed on the Closing Date in accordance with its terms.

(p)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq Global Market or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state or PRC authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or the PRC, (iii) the United States or the PRC shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States or the PRC, or there shall have been a declaration of a national emergency or war by the United States or the PRC or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or the PRC shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Preferred Stock, Stock and Warrants on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(q)          The Exchange shall have approved the Stock, Conversion Shares and Warrant Shares for listing therein, subject only to official notice of issuance.

(r)          Cowen shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as Cowen may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(s)          Cowen shall have received the written agreements, substantially in the form of Exhibit A hereto, of the persons and entities listed in Exhibit B to this Agreement.

(t)          The Company shall have furnished to the Placement Agents a Certificate of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to counsel for the Placement Agents.

(u)          The Company shall have furnished to the Placement Agents a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Placement Agents.

(v)          The Company shall have entered into Subscription Agreement with each of the Purchasers and such agreement shall be in full force and effect.

(w)          On or prior to the Closing Date, the Company shall have furnished to Cowen such further certificates and documents as Cowen may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

7.           INDEMNIFICATION AND CONTRIBUTION.

(a)          The Company shall indemnify and hold harmless each Placement Agent, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” that is used in connection with the offering and sale of the Preferred Stock, Stock and Warrants by, or with the approval of, the Company filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” that is used in connection with the offering and sale of the Preferred Stock, Stock and Warrants by, or with the approval of, the Company filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein in light of (other than in the case of any Registration Statement) the circumstances under which they are made not misleading, and shall reimburse each Placement Agent Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Placement Agent Indemnified Party.

(b)          Each Placement Agent, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of (other than in the case of any Registration Statement) the circumstances under which they are made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information as defined in Section 17, and shall reimburse the Company Indemnified Parties promptly on demand for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Placement Agents might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or Cowen in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Cowen if the indemnified parties under this Section 7 consist of any Placement Agent Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 7(a) or 7(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Preferred Stock, Stock and Warrants, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Placement Agents on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Preferred Stock, Stock and Warrants purchased under this Agreement (before deducting expenses) received by the Company bear to the total placement agent fees received by the Placement Agents with respect to the Preferred Stock, Stock and Warrants offered under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Placement Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Placement Agents for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agent’s Information as defined in Section 17.

(e)          The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Placement Agents shall be required to contribute any amount in excess of the total placement agent fees received by such Placement Agent with respect to the offering of the Preferred Stock, Stock and Warrants exceeds the amount of any damages which the Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute as provided in this Section 7 are several in proportion to their respective obligations and not joint.

8.           TERMINATION. The obligations of the Placement Agents hereunder may be terminated by Cowen, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Preferred Stock, Stock and Warrants if, prior to that time, any of the events described in Sections 6(m) or 6(p) have occurred, or if the Placement Agents shall decline to place the Preferred Stock, Stock and Warrants for any reason permitted under this Agreement.  In addition, the obligations of the Placement Agents hereunder may be terminated by Cowen if the Purchasers shall decline to purchase the Preferred Stock, Stock and Warrants for any reason permitted under the Subscription Agreement.  The Company hereby acknowledges that in the event that this Agreement is terminated by the Placement Agents pursuant to the terms hereof, the Subscription Agreement shall automatically terminate without any further action on the part of the parties thereto

9.           REIMBURSEMENT OF PLACEMENT AGENTS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Preferred Stock, Stock and Warrants for delivery to the Placement Agents for any reason not permitted under this Agreement, (c) the Placement Agents shall decline to purchase the Preferred Stock, Stock and Warrants for any reason permitted under this Agreement, (d) the sale of the Preferred Stock, Stock and Warrants is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or (e) the sale of the Preferred Stock, Stock and Warrants is not consummated because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Placement Agents for the fees and expenses of Placement Agents’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Preferred Stock, Stock and Warrants, including, without limitation, travel and lodging expenses of the Placement Agents, and upon demand the Company shall pay the full amount thereof to Cowen; provided that in no event shall the Company be obligated to reimburse the Placement Agents pursuant to clauses (a), (c) or (d) in an amount in excess of $125,000 in the aggregate (which amount shall be reduced by any amount due and payable by the Company pursuant to Section 9 of that certain underwriting agreement executed in connection with the Concurrent Common Offering).  If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Placement Agents, the Company shall not be obligated to reimburse any defaulting Placement Agent on account of expenses to the extent incurred by such defaulting Placement Agent provided that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Placement Agent under this Section 9.

10.         [RESERVED.].

11.         ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a)          each Placement Agent’s responsibility to the Company is solely contractual in nature, the Representative have been retained solely to act as placement agent in connection with the sale of the Preferred Stock, Stock and Warrants and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b)          the price of the Preferred Stock, Stock and Warrants set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)          it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.         SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Placement Agents, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties, and the indemnities of the several Placement Agents shall be for the benefit of the Company Indemnified Parties. It is understood that each Placement Agent’s responsibility to the Company is solely contractual in nature and the Placement Agents do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Preferred Stock, Stock and Warrants from any Placement Agent shall be deemed to be a successor or assign by reason merely of such purchase.

13.         SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Placement Agents, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent, the Company or any person controlling any of them and shall survive delivery of and payment for the Preferred Stock, Stock and Warrants. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.         NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Placement Agents, shall be delivered or sent by mail, telex, or facsimile transmission to Cowen and Company, LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1861, with a copy (which shall not constitute notice hereunder) to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Michael D. Maline, Esq., Fax: 212-355-3333; and

(b)          if to the Company, shall be delivered or sent by mail, telex, or facsimile transmission to NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, New York 10170, Attention: General Counsel, Fax: 646-514-7787, with a copy (which shall not constitute notice hereunder) to Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: Alan Wovsaniker, Esq., Fax: 973-597-2400;

provided, however, that any notice to a Placement Agent pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Placement Agent at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15.         DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16.        GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statements and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

17.         PLACEMENT AGENTS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Placement Agents’ Information consists solely of the statements concerning the Placement Agents contained in the fourth paragraph under the heading “Plan of Distribution” in the Prospectus.

18.         AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, you will act for and on behalf of the several Placement Agents, and any action taken under this Agreement by the Representative, will be binding on all the Placement Agents.

19.         PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.         GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including, without limitation the letter agreement dated as of October 20, 2010 between the Company and Cowen and Company, LLC. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

21.         COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the several Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NEOSTEM, INC.

By:	/s/ Robin L. Smith
Name:	Robin L. Smith
Title:	Chief Executive Officer

Accepted as of the
date first above written:

COWEN AND COMPANY, LLC
Acting on its own behalf and as Representative
of the several Placement Agents referred to in the foregoing Agreement.

By:	/s/ Kevin J. Raidy
Name:	Kevin J. Raidy
Title:	Managing Director

SCHEDULE I

General Use Free Writing Prospectuses

[None.]

SCHEDULE II

Pricing Information

Number of Preferred Stock Sold: 10,582,011

Number of Stock Sold: 164,418

Number of Warrants Sold: 1,322,486

Purchase Price Per Unit: $0.945

Net Proceeds to the Company: $925,000 (excluding reimbursable expenses)

Schedule 2(fff)

The Company's Erye subsidiary has approved the conversion of some of Erye's reserve capital into registered capital. The formal process for making that conversion has not been completed. Therefore Erye's registered capital has not yet been fully paid to such extent.

EXHIBIT A

Form of Lock-Up Agreement

EXHIBIT B

Officers, Directors, and Shareholders Executing Lock-Up Agreements

Drew Bernstein
Eric H.C. Wei
Robin L. Smith, M.D., MBA
Richard Berman
Steven S. Myers
Edward C. Geehr, M.D.
Larry A. May
Catherine M. Vaczy
Alan G. Harris, M.D., Ph.D.
Anthony Salerno
Teresa Lepore
Christopher Duignan
Madam Zhang Jian
Shi Mingsheng
Peter Sun
Daisy Dai
Ian Zhang
Shari Pine
Wayne Marasco
Jian Qian Cai Mao
Chris Peng Mao
Fulbright Finance Limited
RimAsia

EXHIBIT C

Form of Legal Opinion and Negative Assurance Statement of Lowenstein Sandler PC

EXHIBIT D

Form of Legal Opinion and Negative Assurance Statement of Jun He Law Offices LLC

EXHIBIT E

Form of Legal Opinion and Negative Assurance Statement of Fuerst Ittleman PL

EXHIBIT F

Form of Legal Opinion and Negative Assurance Statement of Kenyon & Kenyon LLP

EXHIBIT G

Form of Legal Opinion and Negative Assurance Statement of Epstein Becker & Green P.C.

EXHIBIT H

Form of Warrant

EXHIBIT I

Form of Securities Purchase Agreement